UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

June 26, 2014

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 26, 2014, the NewStar Arlington Senior Loan Program LLC (the “Program”), formerly known as NewStar Arlington Funding LLC (“NAF”) completed a $409.4 million term debt securitization with respect to a portfolio of middle market commercial loans. NewStar Financial, Inc. (the “Company”) acts as collateral manager for the Program to fund future loan originations. A portion of the proceeds from the securitization were used to repay all outstanding advances under a $175 million warehouse facility provided to NAF. Additional proceeds from such securitization are available to the Program to fund future loan originations and acquisitions. As a result of this transaction, the Loan and Security Agreement, dated as of April 4, 2013, by and among the Company, as Servicer, NAF, as Borrower, Wells Fargo Bank, National Association as the Class A Lender, NewStar Financial, Inc. as the Class B Lender, Wells Fargo Securities, LLC as Administrative Agent, and U.S. Bank National Association as Trustee was terminated, except for certain provisions thereof which expressly survive termination. NAF also changed its name to NewStar Arlington Senior Loan Program LLC, and contemporaneously with the closing of the transaction, the membership interests in NAF owned by the Fund were redeemed, its Limited Liability Company Agreement was amended and restated, and new membership interests in NAF were issued to the equity investors in the Program. The Fund subsequently distributed the net proceeds received for the redemption of its interests in NAF to its members, which included the Company.

As a result of the repayment of the Company’s advances as the Class B lender under the warehouse facility and the redemption of membership interests in the Fund, the Company has no ownership or financial interests in the Fund or its successors except to the extent that it receives management fees as Manager of the Program.

The Loan and Security Agreement had required the Company to comply with various financial and other covenants. The Company and certain of its subsidiaries have three credit facilities with Wells Fargo Bank, National Association, including a $75 million credit facility to fund asset-based loans, a $75 million credit facility to fund new equipment lease origination, and a $275 million credit facility to fund leveraged finance loans.

Item 8.01	Other Events.

On July 1, 2014, the Company issued a press release announcing that it has expanded a managed credit fund to co-invest in middle market commercial loans originated by the Company, which is incorporated by reference herein and attached as Exhibit 99.1 to this Form 8-K.

Following completion of the term debt securitization, the Company expects that the financial results of the Program will not be consolidated with its financial results. The assets, liabilities and related operating results of the Arlington Fund had previously been included in the Company’s consolidated financial results as a variable interest entity (“VIE”).

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Form 8-K are forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including the Company’s limited operating history; the general state of the economy; the Company’s ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of its 2013 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in its Quarterly Reports on Form 10-Q. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press release of the Company, dated July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: July 2, 2014	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of the Company, dated July 1, 2014.